UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 GSK Drive, Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On October 4, 2016, Calgon Carbon Corporation (the “Company”) and certain of its domestic subsidiaries entered into that certain First Amended and Restated Credit Agreement (the “Amended Credit Agreement”), by and among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders (the “Agent”), Citizens Bank of Pennsylvania as syndication agent, Bank of America, N.A. and Branch Banking and Trust Company as co-documentation agents, and PNC Capital Markets LLC and Citizens Bank, N.A. as joint lead arrangers and joint bookrunners.  Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Amended Credit Agreement amends and restates the Company’s existing $300 million five-year Credit Agreement, dated as of November 6, 2013 (the “Original Credit Agreement”), by and among the Company, as borrower, the other borrowers party thereto from time to time, the guarantors party thereto from time to time, the lenders party thereto and the Agent, which was set to expire November 6, 2018.

The Amended Credit Agreement amends the Original Credit Agreement by increasing the Company’s total borrowing capacity from $300 million to $400 million, comprised of a $300 million revolving credit facility (with a $75 million sublimit for the issuance of letters of credit and sublimit for swing loans equal to $15 million) and a $100 million term loan facility.  The Amended Credit Agreement also provides that so long as no Event of Default has occurred and is continuing, the Company may from time to time, request an increase in the Revolving Credit Commitment by an amount (for all such requests) not to exceed $400 million. In addition, the Amended Credit Agreement provides that the Revolving Credit Commitment may be unilaterally and permanently reduced or terminated by the Borrowers upon not less than three (3) Business Days’ notice; provided that no such termination or reduction of Revolving Credit Commitments are permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders.  The Amended Credit Agreement extends the term of the revolving credit facility to October 4, 2021 and the maturity date of the term loans to October 4, 2023.

Interest on the outstanding unpaid principal amount of the Loans currently accrues, at the Borrower’s option, at a rate based on either the Base Rate Option or the LIBOR Rate Option applicable to the Loans.  Revolving Credit Loans and Term Loans shall accrue interest based on the following options, at the Borrower’s discretion: (i) a fluctuating rate per annum equal to the Base Rate plus an Applicable Margin, or (ii) a rate per annum equal to the LIBOR Rate plus an Applicable Margin. Swing Loans shall bear interest at a rate per annum equal to (i) the Base Rate Option applicable to Revolving Credit Loans, or (ii) such other interest rates as the Swing Loan Lenders and the Borrowers may agree to from time to time.

Conditions precedent to the effectiveness of the Amended Credit Agreement and the initial borrowing were satisfied on October 4, 2016.  Conditions precedent to any subsequent borrowings or issuances of letters of credit include: (i) Borrower will have given appropriate notice of such loan or letter of credit, (ii) no potential default or event of default has occurred and is continuing on such date or after giving effect to the loans or letters of credit requested, and (iii) each of the representations and warranties made by each Loan Party will be true and correct in all material respects, both before and after giving effect to the requested loans or letters of credit.

The affirmative covenants of the Amended Credit Agreement include, among others: (i) maintenance of corporate status, (ii) payment of liabilities, taxes and other governmental charges, (iii) maintenance of insurance, (iv) maintenance of properties, (v) visitation rights, (vi) maintenance of books and records, (vii) use of proceeds and (viii) compliance with laws.

The negative covenants of the Amended Credit Agreement include, among others, restrictions (with certain exceptions) on the ability of any Loan Party (or its subsidiaries): (i) to create, incur, assume or suffer to exist any indebtedness, (ii) to create, incur, assume or suffer to exist any lien on its property, (iii) to guarantee any indebtedness, (iv) to make any investments in, or loans or advances to, parties other than Loan Parties, (v) to make any distribution or dividend or to repurchase its capital stock if a potential default or an event of default is continuing ir if a certain leverage ratio or liquidity measures are not met, (vi) to consummate an acquisition or disposition, unless in the ordinary course of business, unless certain conditions are satisfied, (ix) to allow any of its subsidiaries that are not Loan Parties to deal with any Loan Party except in the ordinary course of business on terms no less favorable to the Loan Party than it would otherwise receive in an arm’s length transaction, (x) creating or acquiring any material domestic subsidiary that has not agreed to become a guarantor under the Amended Credit Agreement, (xi) to enter a line of business that is not substantially related, complementary, adjacent, ancillary or incidental to Borrower’s current businesses, (xii) to permit any Loan Party to change its fiscal year, (xiii) to permit any Loan Party to amend its organizational documents that would be materially adverse to the Lenders, or (xv) violate certain anti-terrorism or anti-corruption laws.

The Reporting Requirements of the Amended Credit Agreement include: (i) the delivery of annual and quarterly financial statements, including an opinion of independent accountants in the case of the annual statements, certain consolidating financial information and financial compliance certificates, (ii) the provision of notice of the happening of certain events, including, a potential default or event of default, and (iii) the provision of SEC reports, budget reports, and such other reports and information as any of the Lenders may request from time to time.

The Amended Credit Agreement also obligates the Loan Parties to satisfy the following financial covenants:

Interest Coverage. As of the last day of each fiscal quarter, the Interest Coverage Ratio shall not be less than 2.50 to 1.00 for each fiscal quarter, beginning with the fiscal quarter ending September 30, 2016 (or December 31, 2016 under certain circumstances), calculated in accordance with the terms contained in the Amended Credit Agreement.

Leverage. As of the last day of each fiscal quarter, the Leverage Ratio shall not be greater than 3.25 to 1.00 for each fiscal quarter, beginning with the fiscal quarter ending September 30, 2016 (or December 31, 2016 under certain circumstances), calculated in accordance with the terms contained in the Amended Credit Agreement.

The Amended Credit Agreement also contains customary events of default, including, among others, breaches of representations and warranties, the failure to comply with material covenants, a default on other indebtedness in excess of $10,000,000 or a change of control of Parent.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

The Amended Credit Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amended Credit Agreement are made solely for purposes of the Amended Credit Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Amended Credit Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 with respect to the Amended Credit Agreement is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
10.1

First Amended and Restated Credit Agreement by and among Calgon Carbon Corporation, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association as Administrative Agent, Swing Loan Lender and Issuing Lender, Citizens Bank of Pennsylvania as Syndication Agent, Bank of America, N.A., and Branch Banking and Trust Company as Co-Documentation Agents, and PNC Capital Markets LLC and Citizens Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, together with Schedules and Exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)

Date: October 7, 2016	/s/ Chad Whalen
(Signature)
Chad Whalen Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1

First Amended and Restated Credit Agreement by and among Calgon Carbon Corporation, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association as Administrative Agent, Swing Loan Lender and Issuing Lender, Citizens Bank of Pennsylvania as Syndication Agent, Bank of America, N.A., and Branch Banking and Trust Company as Co-Documentation Agents, and PNC Capital Markets LLC and Citizens Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, together with Schedules and Exhibits thereto.